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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

                            dated as of July 26, 2004

                                     between

          EXCALIBAR MINERALS INC. and EXCALIBAR MINERALS OF LA., L.L.C.
                                  as Borrowers

                                       and

                                RBS LOMBARD, INC.
                                    as Lender

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

ARTICLE I :  DEFINITIONS AND ACCOUNTING TERMS............................   1

         SECTION 1.01. DEFINED TERMS.....................................   1
         SECTION 1.02. RULES OF CONSTRUCTION.............................   6
         SECTION 1.03. ACCOUNTING AND FINANCIAL DETERMINATIONS...........   6

ARTICLE II :  THE LOANS..................................................   6

         SECTION 2.01. LOANS.............................................   6
         SECTION 2.02. NOTES.............................................   7
         SECTION 2.03. SCHEDULED PAYMENTS................................   7
         SECTION 2.04. PREPAYMENTS.......................................   7
         SECTION 2.05. INTEREST PROVISIONS...............................   8
         SECTION 2.06. PAYMENTS ABSOLUTE; JOINT AND SEVERAL LIABILITY....   8
         SECTION 2.07. SUSPENSION OF LIBOR...............................   8
         SECTION 2.08. INCREASED COSTS...................................   9
         SECTION 2.09. FUNDING LOSSES....................................   9
         SECTION 2.10. INCREASED CAPITAL COSTS...........................   9
         SECTION 2.11. TAXES.............................................   9
         SECTION 2.12. OBLIGATIONS.......................................  10

ARTICLE III :  CONDITIONS TO LOANS.......................................  10

ARTICLE IV :  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER......  11

ARTICLE V :  SECURITY INTEREST...........................................  13

ARTICLE VI :  COVENANTS..................................................  13

         SECTION 6.01. AFFIRMATIVE COVENANTS.............................  13
         SECTION 6.02. NEGATIVE COVENANTS................................  15
         SECTION 6.03. INDEMNITY.........................................  16
         SECTION 6.04. PERFORMANCE BY LENDER.............................  16

ARTICLE VII :  EVENTS OF DEFAULT.........................................  17

         SECTION 7.01. EVENTS OF DEFAULT.................................  17
         SECTION 7.02. REMEDIES..........................................  18
         SECTION 7.03. USE OF PROCEEDS...................................  18

ARTICLE VIII :  MISCELLANEOUS PROVISIONS.................................  18

         SECTION 8.01. WAIVERS, AMENDMENTS...............................  18
         SECTION 8.02. NOTICES...........................................  18
         SECTION 8.03. SEVERABILITY......................................  19
         SECTION 8.04. EXECUTION IN COUNTERPARTS.........................  19
         SECTION 8.05. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS......  19
         SECTION 8.06. TIME OF THE ESSENCE...............................  19
         SECTION 8.07. ENTIRE AGREEMENT..................................  19
         SECTION 8.08. GOVERNING LAW.....................................  19
         SECTION 8.09. SUCCESSORS AND ASSIGNS; ASSIGNMENTS BY LENDER.....  19
         SECTION 8.10. ASSIGNMENTS, PARTICIPATIONS AND SECURITIZATIONS...  19
         SECTION 8.11. WAIVER OF JURY TRIAL..............................  20
         SECTION 8.12. FORUM SELECTION AND CONSENT TO JURISDICTION.......  20
         SECTION 8.13. WAIVER OF CERTAIN CLAIMS..........................  20

                                    SCHEDULES

SCHEDULE I         -   Definitions
SCHEDULE II        -   Additional Conditions Precedent
SCHEDULE III       -   Financial Covenants
SCHEDULE IV        -   Disclosure Statements
SCHEDULE V         -   List of Subsidiaries

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") dated as of July 26, 2004 between EXCALIBAR MINERALS INC., a Texas corporation ("Excalibar") and EXCALIBAR MINERALS OF LA., L.L.C., a Louisiana limited liability company ("Excalibar LLC" and together with Excalibar and each of their respective successors and assigns, individually and/or collectively, jointly and severally, "Borrower"), and RBS LOMBARD, INC., a New York corporation (together with its successors and assigns, "Lender").

                              W I T N E S S E T H:

      WHEREAS, Borrower desires to obtain one or more loans from Lender in an aggregate principal amount not to exceed the Maximum Principal Amount (as defined below), secured by the Collateral (as defined below).

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender and Borrower agree as follows:

                  ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Agreement:

      "Affiliate" means any Person that, directly or indirectly, controls, is controlled by or is under common control with any other Person. "Controls," "controlled by" or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 20% or more of the equity of a Person shall for purposes of this Agreement be deemed to control the other Person. In no event shall Lender be deemed an "Affiliate" of Borrower.

      "Agreement" means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

      "Applicable Interest Swap Fixed Rate" has the meaning ascribed to such term in Schedule I hereto.

      "Authorizing Entities" has the meaning ascribed to such term in Schedule I hereto.

      "Authorized Officers" of each Borrower and each Corporate Guarantor shall mean John R. Dardenne as Treasurer, Matthew W. Hardey as Vice President and Eric
M. Wingerter as Vice President or each of their respective successors thereto.

      "Bank One" has the meaning ascribed to such term in Schedule I hereto.

      "Bank One Loan Agreement" has the meaning ascribed to such term in
Schedule I hereto.

      "Base Rate" means, for any day, a rate per annum equal to the prime or base rate of interest announced from time to time by The Royal Bank of Scotland plc (or such other reference bank as Lender may select), which rate of interest may not, in any event, be the lowest rate of interest charged by such bank for extensions of credit. The Base Rate shall change, automatically and without notice, upon each date that such prime or base rate of interest changes.

      "Borrower's State" has the meaning ascribed to such term in Schedule I hereto.

      "Business Day" means: (a) any day on which Lender is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Chicago, Illinois and (b) with respect to determining LIBOR, which is also a day on which dealings in United States dollars are carried on in the interbank eurodollar market.

      "Capital Expenditures" has the meaning ascribed to such term in Schedule I hereto.

      "Capitalized Lease" has the meaning ascribed to such term in Schedule I hereto.

      "Change of Control" means a change in control of any Borrower, any of their Subsidiaries or any Guarantor, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Borrower, any of their Subsidiaries, or any Guarantor, and a Change of Control shall occur if any of the following occurs: (a) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) acquires, after the date of this Agreement, the beneficial ownership directly or indirectly, of 50% or more of the voting power of the total outstanding stock or other ownership interests of Borrower or any Guarantor or (b) the occurrence of an Owner Change.

      "Closing Date" means with respect to the initial Loan, the Initial Closing Date, and with respect to any Loan funded after the Initial Closing Date, the date that the proceeds of such Loan are disbursed to, or on behalf of, Borrower.

      "Closing Fee" has the meaning ascribed to such term in Schedule I hereto.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means the property described on each Collateral Schedule, which property shall be acceptable to Lender, in its sole discretion, and any other assets of Borrower, any Guarantor or any other Person that are subject to a Lien in favor of Lender pursuant to any Loan Document.

      "Collateral Schedule" means each schedule describing Collateral attached to and referencing a Note or Notes, and executed by Borrower and Lender.

      "Commitment" means Lender's obligation to make Loans to Borrower pursuant to Section 2.01 in an amount not to exceed the Maximum Principal Amount.

      "Commitment Termination Date" means the earliest of (a) the date on which the aggregate Original Principal Amount of all Loans equals the Maximum Principal Amount, (b) the Scheduled Commitment Termination Date, (c) the date that an Event of Default described in subsection (i) of Section 7.01 occurs or
(d) the date on which Lender elects to terminate the Commitment following (i) an Event of Default or (ii) the occurrence of a material adverse change in the business, assets or financial condition of Borrower or any Guarantor.

      "Consolidated Capital Expenditures" has the meaning ascribed to such term in Schedule I hereto.

      "Consolidated EBITDA" has the meaning ascribed to such term in Schedule I hereto.

      "Consolidated Fixed Charges" has the meaning ascribed to such term in
Schedule I hereto.

      "Consolidated Interest Expense" has the meaning ascribed to such term in
Schedule I hereto.

      "Consolidated Net Income" has the meaning ascribed to such term in
Schedule I hereto.

      "Consolidated Net Worth" has the meaning ascribed to such term in Schedule I hereto.

      "Consolidated Tangible Net Worth" has the meaning ascribed to such term in
Schedule I hereto.

      "Corporate Guarantor" means any Guarantor that is not an Individual Guarantor.

      "Default" means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

      "Default Rate" has the meaning ascribed to such term in Section 2.05(c).

      "Environmental Laws" means (a) all Federal Toxic Waste Laws, (b) all local, state or foreign law, statute, regulation, or ordinance analogous to any of the Federal Toxic Waste Laws and (c) all other federal, state, local, or foreign law (including any common law, consent decrees and administrative orders), statute, regulation, or ordinance regulating, permitting, prohibiting or otherwise restricting the placement, discharge, release, generation, treatment or disposal upon or into any environmental media of any substance, pollutant, contaminant or waste that is now or hereafter classified or considered to be hazardous or toxic; "Environmental Laws" shall also include any and all amendments to any of (a), (b) or (c).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Borrower or any Guarantor, as applicable, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by the Pension Benefit Guaranty Corporation), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 (d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Borrower, any Guarantor or any of its or their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by Borrower, any Guarantor or any of its or their ERISA Affiliates from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower, any Guarantor or any of its or their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by Borrower, any Guarantor or any of its or their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Borrower, any Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Event of Default" has the meaning assigned to such term in Section 7.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Federal Toxic Waste Law" means any federal law or implementing regulation regulating any substance, matter, material, waste contaminant or pollutant, the generation, storage, disposal, handling, release, treatment, discharge or emission of which is regulated, prohibited or limited, including, without limitation: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.), (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C.
Section 1251 et seq.), (iv) the Toxic Substances and Control Act, as now or hereafter amended (15 U.S.C. Section 2601 et seq.) and (v) the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.).

      "Financial Statements" has the meaning ascribed to such term in Schedule I hereto.

      "Fiscal Quarter" has the meaning ascribed to such term in Schedule I hereto.

      "Fixed Charge Coverage Ratio" has the meaning ascribed to such term in
Schedule I hereto.

      "Fixed Rate Conversion" has the meaning ascribed to such term in Section 2.05(e).

      "Fixed Rate Conversion Fee" has the meaning ascribed to such term in
Schedule I hereto.

      "GAAP" means generally accepted accounting principles in the United
States.

      "Guarantor" means each guarantor of the Obligations.

      "Guaranty" means one or more instruments by which a Guarantor guarantees the Obligations, in form and substance acceptable to Lender.

      "Indebtedness" means (a) all items of indebtedness or liability which in accordance with GAAP or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed and (c) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others.

      "Indenture" has the meaning ascribed to such term in Schedule I hereto.

      "Individual Guarantor" means a Guarantor that is a natural person.

      "Initial Closing Date" has the meaning ascribed to such term in Schedule I hereto.

      "Initial Interest Period" has the meaning ascribed to such term in
Schedule I hereto.

      "Intangibles" has the meaning ascribed to such term in Schedule I hereto.

      "Intellectual Property Rights" has the meaning ascribed to such term in
Schedule I hereto.

      "Interest Period" has the meaning ascribed to such term in Schedule I hereto.

      "LIBOR" means, with respect to any Loan and the Interest Period applicable thereto, a rate of interest equal to: (a) the rate of interest determined by Lender at which deposits in United States dollars are offered for a period equal to the Interest Period based on information presented on the Telerate Page 3750 as of 11:00 A.M. (London time) on the day that is two Business Days prior to the first day of the Interest Period or, if such Telerate Page 3750 is not available for any reason at such time, the rate that appears on the Reuters Screen LIBOR Page on the day that is two Business Days prior to the first day of the Interest Period; provided that if the foregoing sources are unavailable for the relevant Interest Period, such rate shall be the per annum rate of interest determined by Lender as of two Business Days prior to the first day of such Interest Period from any interest rate reporting service of recognized standing that Lender shall select as the effective rate at which deposits in immediately available funds in United States dollars are being offered or quoted to major banks in the London interbank market for deposits for a term comparable to such Interest Period, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) that are required to be maintained by a member bank of the Federal Reserve System, which rate of interest shall be adjusted to the nearest one sixteenth of one percent.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loan" means a loan from Lender to Borrower pursuant to this Agreement.

      "Loan Documents" means, collectively, this Agreement, each Note, each Loan Request, any Guaranty and each other instrument or document executed or delivered pursuant to or in connection with this Agreement and the other Loan Documents, including, without limitation, any instrument or agreement given to evidence or further secure the Obligations.

      "Loan Request" means a Loan Request, duly executed by an Authorized Officer of Borrower, in form and substance acceptable to Lender.

      "Margin" has the meaning ascribed to such term on Schedule I hereto.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of Borrower, any Guarantor or any of their Subsidiaries, (b) the ability of Borrower to perform or pay its Obligations or any material Indebtedness in accordance with the terms thereof, (c) the ability of any Guarantor to perform its, his or her obligations under a Guaranty, (d) Lender's Lien on the Collateral or the priority of such Lien, or (e) the validity or enforceability of any Loan Document or the rights and remedies available to Lender under any Loan Document.

      "Maximum Principal Amount" has the meaning ascribed to such term in
Schedule I hereto.

      "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Newpark" means Newpark Resources, Inc., a Delaware corporation.

      "Notes" has the meaning ascribed to such term in Section 2.02.

      "Notice Address" has the meaning ascribed to such term in Schedule I hereto.

      "Obligations" means, subject to Section 8.10(c), the obligations to make the payment of all indebtedness evidenced by the Notes, together with all extensions, renewals, amendments and modifications thereof and the payment of all other Indebtedness and other sums owed under, and the payment and the performance of all obligations and covenants contained in the Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due, together with all fees and expenses (including, without limitation, all attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of any of the Obligations.

      "Organizational Documents" has the meaning ascribed to such term in
Schedule I hereto.

      "Original Principal Amount" means the aggregate principal balance of each Loan as of the Closing Date for such Loan.

      "Owner Change" has the meaning ascribed to such term in Schedule I hereto.

      "Payment Date" has the meaning ascribed to such term in Schedule I hereto.

      "Permitted Liens" means any of the following: (a) Liens (other than Liens relating to Environmental Laws) for taxes, assessments or other governmental charges not yet due and payable, (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums that are not delinquent, (c) Liens in favor of Lender, (d) Liens in favor of Bank One, as agent, (e) Liens on movable equipment securing purchase money Indebtedness, provided that, such Liens attach only to the movable equipment which was purchased with the proceeds of such purchase money Indebtedness, and (f) Liens explicitly identified in any Loan Document as "permitted liens."

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower, any Guarantor or any of its or their ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prepayment Fee" means with respect to each Loan, the sum of (a) the prepayment fee described in the related Note, plus (b) in the event that a Fixed Rate Conversion has occurred, the amount of the Yield Maintenance Payment.

      "Property" has the meaning ascribed to such term in Schedule I hereto.

      "Real Properties" has the meaning ascribed to such term in Schedule I hereto.

      "Related Property" has the meaning ascribed to such term in Schedule I hereto.

      "Scheduled Commitment Termination Date" has the meaning ascribed to such term in Schedule I hereto.

      "Senior Subordinated Notes" has the meaning ascribed to such term in
Schedule I hereto.

      "Stated Maturity Date" means, with respect to each Loan, the scheduled maturity date described in the related Note.

      "Subsidiary" means shall mean, with respect to any Person (the "Parent") at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Parent, or by one or more Subsidiaries of such Parent or (c) any partnership, joint venture, limited liability company, or other entity as to which the Parent, or one or more Subsidiaries of such Parent, owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

      "Test Period" has the meaning ascribed to such term in Schedule I hereto.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

      "Voluntary Prepayment Date" has the meaning ascribed to such term in
Schedule I hereto.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      "Yield Maintenance Payment" has the meaning ascribed to such term in
Schedule I hereto.

      SECTION 1.02. RULES OF CONSTRUCTION.

            (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

            (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

            (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

      SECTION 1.03. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP consistently applied. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained herein would then be calculated in a different manner or with different components, Borrower and Lender shall amend such provisions of this Agreement in such respects as necessary to conform the financial covenants as criteria for evaluating the financial condition of Borrower or a Guarantor, as applicable, to substantially the same criteria as were effective prior to such change in GAAP.

                              ARTICLE II: THE LOANS

      SECTION 2.01. LOANS.

            (a) COMMITMENT. Lender hereby agrees, subject to the terms and conditions of this Agreement (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender's written waiver thereof), to make one or more Loans to Borrower from time to time during the period from the Initial Closing Date to the Commitment Termination Date in the aggregate Original Principal Amount not to exceed the Maximum Principal Amount (the "Commitment"). With respect to Loans funded after the Initial Closing Date, if any, not more than one such Loan shall be funded in any calendar month, and each such Loan shall be in an Original Principal Amount of at least $3,000,000. The Original Principal Amount of each Loan shall reduce, dollar for dollar, the remaining available amount under the Commitment, and any amount funded may not be reborrowed after being repaid. The Commitment shall terminate automatically and without any further action on the Commitment Termination Date. Borrower's obligation to repay a Loan shall commence, and interest shall begin to accrue, on the Closing Date of such Loan.

            (b) LOAN REQUEST. By delivering a duly completed and executed Loan Request to Lender on a Business Day, Borrower may irrevocably request that a Loan or Loans (as allowed by the terms hereof) be made on the Closing Date specified in such Loan Request (which date shall be at least two Business Days but no more than 10 Business Days after the date of delivery to Lender of such Loan Request). On such Closing Date, subject to the terms and conditions contained herein (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender's written waiver thereof), Lender shall disburse the Original Principal Amount specified in such Loan Request to, or on behalf of, Borrower to the accounts or entities specified in such Loan Request. Such Loan Request shall specify the applicable

      Closing Date, the Original Principal Amount of such Loan and the applicable disbursement instructions. Borrower agrees that the proceeds of all Loans shall be used solely for the purposes described in such Loan Request.

            (c) FUNDING. Lender may, if it so elects, fulfill its obligation to make Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by Lender) to make or maintain such Loan; provided, however, that such Loan shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of Borrower to repay such Loan shall nevertheless be to Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 2.08 through 2.11, it shall be conclusively assumed that Lender elected to fund all Loans by purchasing United States dollar deposits.

      SECTION 2.02. NOTES Each Loan made by Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with a separate promissory note of Borrower for each such Loan in form and substance acceptable to Lender, duly completed, in the Original Principal Amount of such Loan, dated as of the Closing Date for such Loan, made payable to Lender or order, and maturing on the Stated Maturity Date of such Loan or such earlier date pursuant to an acceleration hereunder (collectively the "Notes").

      SECTION 2.03. SCHEDULED PAYMENTS. On each Payment Date, Borrower shall pay the aggregate scheduled principal payments owed with respect to each Loan as set forth in the Notes, all accrued and unpaid interest thereon and any prepayment as provided in Section 2.04; provided, however, on the Stated Maturity Date or date of acceleration of a Loan, Borrower shall repay in full the aggregate then outstanding principal amount of such Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder or under any other Loan Document related to such Loan.

      All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds to the following account, or to such other account as designated by Lender to Borrower in writing:

      Clearing Bank: JP Morgan Chase NYC
      ABA: 021000021
      Beneficiary: RBS Lombard, Inc.
      Account: 323945724
      Borrower: Excalibar Minerals Inc. and Excalibar Minerals of LA., L.L.C.

      Any payment received after 12:00 p.m. New York time will be deemed to be received on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be. All payments shall be applied first to accrued interest and then to principal.

      SECTION 2.04. PREPAYMENTS.

            (a) VOLUNTARY PREPAYMENTS. Prior to the Stated Maturity Date, so long as an Event of Default has not occurred and is continuing, Borrower may, from time to time on any Business Day occurring after the Voluntary Prepayment Date, (i) make a voluntary prepayment, in whole, of the outstanding principal amount of any Loan solely in connection with the sale of the Related Property described in the Note evidencing such Loan or
      (ii) make a voluntary prepayment, in whole, of the outstanding principal amount of all of the Loans provided, however, that in connection with the voluntary prepayment of such Loan or Loans described in clauses (i) and
      (ii) above, (A) the principal amount outstanding under the related Note or Notes shall be paid in full; (B) notice of such voluntary prepayment shall be made by Borrower on or before the date that is 45 calendar days in advance of any prepayment of such Loan or Loans; (C) Borrower shall pay
      (x) all accrued interest on the outstanding principal amount of the Loan or Loans being prepaid, (y) all other amounts owed under any Loan Document to the extent related to such Loan or Loans being prepaid, as determined by Lender and (z) except as otherwise provided in any Loan Document, the aggregate Prepayment Fee for the Loan or Loans being prepaid, which shall not be refundable; and (D) with respect to prepayment pursuant to clause
      (i) above only, Borrower shall also provide evidence of the consummation and terms of the sale of the Related Property with respect to such Loan.

            (b) MANDATORY PREPAYMENT UPON ACCELERATION. Upon any acceleration of any Loan pursuant to Section 7.02, Borrower shall immediately repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding, including accrued and unpaid interest thereon, plus the aggregate Prepayment Fee for all such Loans and all other amounts owed under the Loan Documents.

      SECTION 2.05. INTEREST PROVISIONS.

            (a) Subject to Section 2.05(e), interest on the outstanding principal amount of each Loan shall accrue during each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Margin. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Interest accruing on each Loan with respect to the Initial Interest Period for such Loan shall be payable on the initial Payment Date following the Closing Date. Interest accruing on each Loan after the Initial Interest Period for such Loan shall be payable on each Payment Date thereafter or the date of prepayment, as applicable.

            (b) Any payment under a Loan Document that is not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

            (c) Upon the occurrence and during the continuation of any Event of Default or after acceleration, Borrower shall pay interest (i) with respect to all Loans at a rate per annum equal to the rate otherwise in effect plus an additional 3% per annum and (ii) with respect to all other Obligations of Borrower to Lender at a rate per annum equal to the highest LIBOR then in effect plus the sum of the Margin and 3% per annum (each such rate a "Default Rate").

            (d) The obligations of Borrower hereunder and under the Notes and the other Loan Documents shall be subject to the limitation that payments of interest to Lender, plus any other amounts paid to Lender in connection herewith and therewith, shall not be required to the extent (but only to the extent) that contracting for and receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be contracted for, charged or received by Lender, and in such event Borrower shall pay such Lender interest and other amounts at the highest rate permitted by applicable law.

            (e) Provided that no Event of Default has occurred and is continuing, on a single occasion with respect to each Loan following the first anniversary of the Initial Closing Date, Borrower may elect, by providing 45 calendar days prior notice to Lender, to convert the interest rate applicable to each such Loan for the entire remaining term thereof from the interest rate set forth in Section 2.05(a) to a fixed rate per annum equal to the sum of (a) the Applicable Interest Swap Fixed Rate, plus (b) the Margin (the "Fixed Rate Conversion"). The conversion described in this Section 2.05(e) shall not be effective unless and until Borrower shall have paid the Fixed Rate Conversion Fee.

      SECTION 2.06. PAYMENTS ABSOLUTE; JOINT AND SEVERAL LIABILITY.

            (a) The obligations of Borrower to pay interest and principal required under this Article II and to make other payments under the Loan Documents and to perform and observe the covenants and agreements contained herein and therein shall be joint and several, and absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including, without limitation, any failure of the Collateral to be delivered, installed or constructed, as applicable, any defects, malfunctions, breakdowns or infirmities in the Collateral or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and Lender or any other person, Borrower shall make all payments under the Loan Documents when due and shall not withhold any payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under the Loan Documents.

            (b) Each Borrower hereby irrevocably and unconditionally: (i) acknowledges and agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Obligations and the performance by each Borrower of the obligations under this Agreement and the other Loan Documents in accordance with the terms hereof and thereof; (ii) agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower; (iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the Obligations of any Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any Borrower.

      SECTION 2.07. SUSPENSION OF LIBOR.

            (a) ILLEGALITY. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to perform its obligations hereunder to make, fund or maintain any Loan as a LIBOR based obligation, then, on notice thereof and demand therefor by Lender to Borrower, the interest rate applicable to all outstanding Loans shall automatically convert into the Base Rate plus the Margin until such time as Lender shall notify Borrower that Lender has determined that the circumstances causing such suspension no longer exist.

            (b) INABILITY TO DETERMINE RATES. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that (i) LIBOR cannot be determined in accordance with the definition thereof or (ii) LIBOR for any Interest Period will not adequately reflect the costs to Lender of making, funding or maintaining any Loans for such Interest Period, Lender shall notify Borrower, whereupon the interest rate applicable to the Loans shall thereafter be the Base Rate plus the Margin.

      SECTION 2.08. INCREASED COSTS. Borrower agrees to reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans based upon LIBOR (including, without limitation, any imposition or effectiveness of reserve requirements but excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Borrower shall pay such additional amounts directly to Lender promptly (and, in any event, within three Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

      SECTION 2.09. FUNDING LOSSES. In the event of (a) the payment or prepayment of any principal of a Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (b) the failure by Borrower to borrow or prepay a Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, Borrower shall compensate Lender within three Business Days after written demand from Lender for any loss, cost or expense attributable to such event. Such demand notice shall, in absence of manifest error, be conclusive and binding on Borrower.

      SECTION 2.10. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount, Lender may use any method of averaging and attribution that it shall deem applicable.

      SECTION 2.11. TAXES.

            (a) WITHHOLDING TAXES. Any and all payments by Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder and under the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's gross or net income or receipts by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof or in which Lender is maintaining a lending office (such non-excluded items are referred to herein as "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;
      (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and
      (iii) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required (including penalties, interest, additional taxes and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto).

            (b) OTHER TAXES. In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

            (c) TAX INDEMNITY. Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any amounts paid by Lender) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date Lender makes written demand therefor and shall survive the termination of this Agreement.

      SECTION 2.12. OBLIGATIONS. All Loans to Borrower and all of the Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured by all of the Collateral.

                        ARTICLE III: CONDITIONS TO LOANS

      Lender's agreement to make the Loans to Borrower hereunder and to disburse the proceeds thereof shall be subject to the condition precedent that Lender shall have received, on or prior to the applicable Closing Date (or by such other time as may be specified herein with respect thereto), all of the following, each in form and substance satisfactory to Lender:

            (a) This Agreement and all other Loan Documents, properly executed on behalf of Borrower, and each of the exhibits and schedules hereto and thereto properly completed.

            (b) The respective Notes, properly executed on behalf of Borrower.

            (c) A Loan Request for each Loan to be funded, duly completed and properly executed on behalf of Borrower.

            (d) A certificate of the Secretary or an Assistant Secretary of each Borrower, certifying as to (i) the resolutions of the Authorizing Entities of Borrower, authorizing the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and any related documents,
      (ii) the Organizational Documents of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Notes, the other Loan Documents and other instruments, agreements and certificates on behalf of Borrower.

            (e) Current certified copies of the Organizational Documents of each Borrower.

            (f) A Certificate of Good Standing issued as to each Borrower by the Secretary of the State of the state of such Borrower's organization not more than 30 days prior to the Closing Date.

            (g) A Certificate of Qualification issued as to each Borrower by the Secretary of the State of the state where the Collateral is or will be located not more than 30 days prior to the Closing Date.

            (h) The Guaranties, if any, properly executed by or on behalf of Guarantors.

            (i) A certificate of the Secretary or an Assistant Secretary of any Corporate Guarantor certifying as to (i) the resolutions of the Authorizing Entities of such Guarantor, authorizing the execution, delivery and performance of the Guaranty and any related documents, (ii) the Organizational Documents of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on behalf of Guarantor.

            (j) Current certified copies of the Organizational Documents of any Corporate Guarantor.

            (k) A Certificate of Good Standing issued as to all Corporate Guarantors by the Secretary of the State of the state of such Guarantor's organization not more than 30 days prior to the Closing Date.

            (l) Opinion of counsel to Borrower and such opinions of local counsel to Borrower, as required by Lender.

            (m) Opinion of counsel to Guarantors, as applicable.

            (n) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender.

            (o) A true and correct copy of any and all leases pursuant to which any Borrower is leasing any property where the Collateral will be located, together with a landlord's disclaimer and consent with respect to each such lease.

            (p) A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower is a party to any such agreement) relating to the Collateral or any property where the Collateral will be located, together with a mortgagee's waiver or estoppel certificate, as applicable, with respect to each such mortgage, deed of trust or similar agreement.

            (q) The original certificate of title or manufacturer's certificate of origin and title application if any of the Collateral is subject to certificate of title laws.

            (r) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, and (ii) no financing statements have been filed and remain in effect against Borrower relating to the Collateral except those financing statements filed by Lender.

            (s) Payment of the Closing Fee and, if any, all of Lender's other fees, commissions and expenses in connection with the funding of each Loan.

            (t) Evidence that no Default or event or circumstance that could reasonably be likely to have a Material Adverse Effect has occurred.

            (u) An Access Agreement, duly executed by Bank One, N.A., in its capacity as agent for certain lenders, addressing the rights of Lender and Bank One, as agent in the assets of Borrower.

            (v) Any other documents or items required by Lender.

            (w) Any other documents or items listed on Schedule II hereto.

        ARTICLE IV: REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

      Each Borrower represents, warrants and covenants for the benefit of Lender, as follows:

            (a) Borrower is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is in good standing and is duly licensed or qualified to transact business in each jurisdiction where the nature of its business requires such qualification, except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect. Borrower's exact legal name is as set forth on the execution page hereof.

            (b) Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own its property, (ii) use the Collateral and (iii) conduct its business substantially as currently conducted by it, except as to clause (iii) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

            (c) This Agreement, the Notes and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or effecting the enforcement of creditors' rights.

            (d) The execution and delivery of this Agreement, the Notes and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby (subject to satisfaction of the conditions described in Article III hereof) and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of any Organizational Document of Borrower or of any corporate or limited liability company, as applicable, restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower other than Liens in favor of Lender.

            (e) The authorization, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, except for such action that has been duly obtained or taken and is in full force and effect.

            (f) Each of the Loan Documents that purports to create a security interest creates a valid first priority Lien on the Collateral subject only to Permitted Liens, securing the payment and performance of the Obligations.

            (g) Except as disclosed on Schedule IV, there is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, any Guarantor or any of their Subsidiaries challenging Borrower's or any Guarantor's authority to enter into this Agreement, the Notes or any of the other Loan Documents or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Notes or any of the other Loan Documents, or could reasonably be expected to have a Material Adverse Effect.

            (h) Borrower has good, marketable and insurable title in fee simple to all Collateral that is real property, and good title to all other Collateral, in each case free and clear of all Liens except for Permitted Liens. With respect to Collateral that is personal property, Borrower owns/leases the real property where the Collateral will be located, subject to no Liens of any kind except for Permitted Liens, and has provided a complete and accurate legal description and the exact name of the fee simple owner of record of such real property, and no person other than Borrower is in occupancy or possession of any portion of such real property.

            (i) Borrower is in compliance with all laws, rules, regulations and orders of governmental authorities applicable to it and its properties except to the extent the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

            (j) Borrower has heretofore furnished to Lender the Financial Statements and those statements fairly present the financial condition of Borrower and such Guarantor, if any, on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower or any Guarantor. Except as disclosed in the Financial Statements or the notes thereto and for the items disclosed on Schedule IV, neither Borrower nor any Guarantor, as of each Closing Date, has or will have any liabilities, contingent or otherwise, that could reasonably be expected to have a Material Adverse Effect.

            (k) Borrower has paid or caused to be paid, and will pay, to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed, and will pay, all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

            (l) For purposes of Section 9-307 of the UCC, Borrower is and will remain located in the Borrower's State. Borrower has authorized Lender to file financing statements that are sufficient when filed to perfect the security interests created pursuant to this Agreement and the other Loan Documents. When such financing statements are filed in the offices noted therein, Lender will have a valid and perfected security interest in the Collateral that constitutes personal property, subject to no other Lien other than Permitted Liens.

            (m) None of the Collateral constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind except Permitted Liens.

            (n) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than 10% of the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

            (o) Borrower has obtained all permits, licenses and other authorizations which are required under all Environmental Laws at Borrower's facilities or in connection with the operation of its business. Except as disclosed on Schedule IV, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Except as disclosed on
      Schedule IV, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as disclosed on Schedule IV, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

            (p) All factual information heretofor or contemporaneously furnished by or on behalf of Borrower or any Guarantor in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any Guarantor to Lender will be, true and correct in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

            (q) None of Borrower, any Guarantor or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock." None of the proceeds of any Loan will be used for the purpose of, or be made available by Borrower, any Guarantor or any of their Subsidiaries in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

            (r) None of Borrower, any Guarantor or any of their Subsidiaries is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (s) Schedule V is an accurate and complete list of all Subsidiaries of Borrower and each Corporate Guarantor and the respective ownership interests therein.

            (t) Borrower and each Guarantor are solvent and will not be rendered insolvent by the Loan Documents or the transactions contemplated thereby and, after giving effect to such transactions, neither Borrower nor any Guarantor will be left with an unreasonably small amount of capital with which to engage in its business, nor does Borrower or any Guarantor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Neither Borrower nor any Guarantor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any Guarantor or any of their assets. Neither Borrower nor any Guarantor are entering into the transactions contemplated by the Loan Documents with any intent to hinder, delay or defraud any of Borrower's or any Guarantor's creditors.

            (u) The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness. In addition, (a) no Event of Default or Default (each as defined in the Indenture) exists, nor will any such Event of Default or default exist immediately after granting or continuation of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by any Borrower in connection therewith; (b) no Borrower or Guarantor nor any of their subsidiaries has incurred any Indebtedness (as defined in the Indenture) in violation of Section 1008 of the Indenture; and (c) all of the Obligations constitute Indebtedness permitted by the terms of Section 1008 of the Indenture.

                          ARTICLE V: SECURITY INTEREST

      This Agreement is intended to constitute a security agreement within the meaning of the UCC. To secure the payment and performance of the Obligations, Borrower hereby grants to Lender a security interest constituting a first Lien on the Collateral subject to Permitted Liens. Borrower hereby authorizes, and ratifies any previous authorization for, Lender to file UCC financing statements and any amendments thereto describing the Collateral and containing any other information required by the applicable UCC. Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Collateral and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine. Borrower hereby waives any right that Borrower may have to file with the applicable filing officer, and agrees that it will not file or authorize the filing of, any financing statement, amendment, termination or other record pertaining to the Collateral and/or Lender's interest therein, except as authorized by Lender in writing.

                              ARTICLE VI: COVENANTS

      SECTION 6.01. AFFIRMATIVE COVENANTS. So long as any Loan shall remain unpaid, each Borrower will comply, and shall cause each Guarantor to comply, with the following requirements unless waived by Lender in writing:

            (a) FINANCIAL STATEMENTS. Borrower shall deliver to Lender for Newpark and its subsidiaries, including each Borrower and each Corporate
      Guarantor: (i) on the date of the filing of Form 10-Q with the Securities and Exchange Commission of the United States but in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter), unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the fiscal year to date, prepared in accordance with GAAP, and certified by an Authorized Officer of Newpark and Borrower, to be true and correct,
      (ii) on the date of the filing of Form 10-K with the Securities and Exchange Commission of the United States but in any event within 90 days after the end of each fiscal year, annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by the independent accountants of each of Newpark, Borrower and such Corporate Guarantors, in accordance with

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

      GAAP, and (iii) as soon as practicable, any certifications required by the Securities and Exchange Commission of the United States or by securities laws applicable to Borrower and each Corporate Guarantor concerning financial statements of Borrower or the Corporate Guarantor, as applicable. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified." Borrower shall cause each Individual Guarantor to deliver such financial information as Lender shall require from time to time.

            (b) COMPLIANCE CERTIFICATE. If any financial covenants are set forth on Schedule III, concurrently with the delivery of the financial statements pursuant to subsection (a), Borrower shall deliver to Lender a certificate from Borrower's or Corporate Guarantor's Authorized Officer, as applicable, containing information (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to Lender) that demonstrates compliance with the financial covenants set forth on Schedule III.

            (c) NOTICES. Borrower shall deliver to Lender each of the following:

                  (i) as soon as possible and in any event within three Business
            Days after the occurrence of a Default, an Event of Default or an event which could reasonably be expected to result in a Material Adverse Effect, a statement of Borrower setting forth reasonably detailed information regarding such Default, Event of Default or event and the action that Borrower has taken and proposes to take with respect thereto;

                  (ii) promptly after the commencement thereof, notice in
            writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower, any Guarantor or any of their Subsidiaries of the type described in Article IV hereof or which seek a monetary recovery against Borrower, any Guarantor or any of their Subsidiaries in excess of $3,000,000;

                  (iii) promptly upon knowledge thereof, notice of any loss, theft or destruction of or material damage to, any accident involving any, and any action, suit or proceeding relating to, Collateral having a value in excess of $250,000;

                  (iv) promptly after the amending thereof, copies of any and all amendments to any of its Organizational Documents;

                  (v) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation applicable to Borrower, which violation could reasonably be expected to have a Material Adverse Effect;

                  (vi) as soon as possible and in any event within three
            Business Days after the occurrence thereof, notice of any event that, alone or together with any other events that have occurred, could reasonably be expected to result in liability of Borrower or any Corporate Guarantor or any of their Subsidiaries under ERISA in an aggregate amount exceeding $3,000,000; and

                  (vii) promptly thereafter, copies of any notices delivered to or by Bank One relating to any "Default" or "Unmatured Default" (as defined in the Bank One Loan Agreement).

            (d) COMPLIANCE WITH LAWS. Borrower and each of its Subsidiaries shall comply in all material respects with all governmental rules and regulations and all other applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws.

            (e) MAINTENANCE OF PROPERTIES. Borrower shall, at its own expense, maintain, preserve, protect and keep the Collateral in good repair, working order and condition in compliance with all applicable laws, rules, regulations and the requirements of all applicable insurance policies, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and shall maintain in full force and effect all rights, franchises, permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted where the failure to so maintain the same could reasonably be expected to have a Material Adverse Effect. Borrower will not make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral unless Lender has provided its prior written consent.

            (f) INSURANCE. Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral sufficient to protect Lender from liability in all events, and (ii) insurance against such hazards as Lender may require, including, without limitation, all-risk property and casualty insurance, in each case in amounts acceptable to Lender. All insurance policies required by this Section shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender. Such insurance shall not be affected by any unintentional act or negligence or representation or warranty on the part of Borrower or other owner of the policy or the property described in such policy. Prior to each Closing Date, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, at least 10 days prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof. Borrower shall provide or cause to be provided to Lender and to its insurance consultant (or any agent, officer or employee of Lender) such other information relating to its insurance coverage as may be reasonably requested by Lender.

            (g) BOOKS AND RECORDS; INSPECTIONS. Borrower will keep books and records that accurately reflect all of its business affairs and transactions. Borrower will, and will cause each Guarantor to, permit Lender or any of its representatives (including outside auditors), at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and Borrower hereby authorizes such independent accountant to discuss Borrower's financial matters with Lender or its representatives whether or not any representative of Borrower is present) and to examine (and, at the expense of Borrower, copy extracts from) books or other corporate records (including computer records). If Lender exercises its rights under this Section following the occurrence of a Default, Borrower shall pay any fees of such independent accountant incurred in connection therewith.

            (h) PERFECTION OF LIENS. Borrower shall take such action as may be necessary or as Lender may request in order to perfect and protect Lender's Lien on the Collateral. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Collateral is located. If requested by Lender, Borrower shall conspicuously mark the Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Collateral.

            (i) TITLE. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower (other than Lender), and keep all Collateral free and clear of all such claims, liens and processes other than Permitted Liens.

            (j) USE OF PROCEEDS. Borrower will use the proceeds of the Loans to repay a portion of that certain Indebtedness of Borrower as specified in the Loan Request.

            (k) FINANCIAL COVENANTS. Borrower agrees to comply with, and to cause each Guarantor to comply with, the financial covenants set forth on
      Schedule III, if any.

            (l) POST CLOSING CONDITIONS. Notwithstanding the obligations and conditions required by Borrower pursuant to this Agreement, including such conditions set forth in Article I of Schedule II hereto, Borrower and Lender agree that Borrower may comply with the requirements under subsections (a), (b), (c), (f), (g), (h), (i), (j) and (l) of Article I of
      Schedule II with respect to the Real Property located in Corpus Christi, Texas, by complying with such requirements within thirty (30) days after the Closing Date of the Loan related thereto (the "Post Closing Conditions"). In the event that Borrower fails to satisfy any of the Post Closing Conditions within the time period set forth in this subsection (l) of Section 6.01, such failure shall not be an "Event of Default" hereunder; provided however, that Lender may, at its option, demand immediate repayment of such Loan, and upon written notice thereof from Lender, Borrower shall immediately repay the outstanding principal amount of such Loan, together with all accrued and unpaid interest thereon, plus the Prepayment Fee related thereto and any other amounts owed under the Loan Documents with respect to such Loan; provided further, however, that the failure of Borrower to satisfy the repayment of such Loan pursuant to this subsection (l) of Section 6.01, together with all such amounts owed thereunder as further described above, shall constitute an "Event of Default" hereunder.

      SECTION 6.02. NEGATIVE COVENANTS. So long as the Loan shall remain unpaid, Borrower agrees that unless waived by Lender in writing:

            (a) LIENS. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, Lien, security interest, assignment or transfer in, on or of any of the Collateral except for Permitted Liens.

            (b) FUNDAMENTAL CHANGES. Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or, other than in the ordinary course of its business, convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets.

            (c) SALE OF COLLATERAL. Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions), or grant options, warrants or other rights with respect to (in each case in one transaction or series of related transactions), or agree to do any of the foregoing with respect to, all or any part of the Collateral.

            (d) LOCATION OR NAME CHANGES. Borrower will not change its location for purposes of Section 9-307 of the UCC or its name in any manner that could make any financing statement filed in connection with any Loan Document seriously misleading within the meaning of Section 9-506 of the UCC or any similar statute, unless it shall have given Lender at least 30 days' prior written notice thereof.

      SECTION 6.03. INDEMNITY.

            (a) Whether or not covered by insurance, each Borrower hereby assumes responsibility for and agrees to reimburse Lender, its affiliates and its and their respective officers, directors, employees and agents (individually and collectively, the "Indemnified Parties") for and will indemnify, defend and hold the Indemnified Parties harmless from and against all liabilities, obligations, losses, damages, penalties, claims, suits, actions, proceedings, judgments, awards, amounts paid in settlements, obligations, debts, diminutions in value, fines, penalties, charges, fees, costs and expenses (including reasonable attorneys' fees and expenses) of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnified Party that in any way relate to or arise out of any of the Loan Documents, the transactions contemplated thereby or the Collateral, including, without limitation (collectively, the "Losses"), (i) the selection, manufacture, construction, acquisition, acceptance or rejection of the Collateral, (ii) the ownership of the Collateral, (iii) the delivery, installation, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iv) the condition of the Collateral sold or otherwise disposed of after possession by Borrower, (v) any patent or copyright infringement, (vi) any act or omission on the part of Borrower, Guarantor or any of its or their officers, employees, agents, contractors, lessees, licensees or invitees,
      (vii) any misrepresentation or inaccuracy in any representation or warranty of Borrower or any Guarantor, or a breach of Borrower or any Guarantor of any of its covenants or obligations under any of the Loan Documents, (viii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral , including, without limitation, investigation, removal, cleanup and remedial costs, (ix) any personal injury, wrongful death or property damage arising under any statutory or common law or tort law theory, including, without limitation, damages assess for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Collateral, (x) any past, present or threatened, in writing, injury to, or destruction of, the Collateral, including, without limitation, costs to investigate and assess such injury or damage and (xi) any administrative process or proceeding or judicial or other similar proceeding (including, without limitation, any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Loan Documents.

            (b) If any action or proceeding be commenced, to which action or proceeding the Indemnified Parties are made a party by reason of the execution or performance of this Agreement or any other Loan Document, or in which it becomes necessary to defend or uphold the Lien of this Agreement, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and Lien created hereby or otherwise, shall be paid by Borrower to such Indemnified Parties as the case may be, as hereinafter provided. Borrower will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any state or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Agreement or any Obligation.

            (c) All amounts payable to the Indemnified Parties under this Section shall be deemed Obligations secured by this Agreement and shall be payable immediately upon demand. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower, upon request of such Indemnified Parties, will, at Borrower's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Lender. The obligations of Borrower under this Section shall survive the termination of this Agreement and not be merged with any applicable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Losses that is permissible under applicable law.

      SECTION 6.04. PERFORMANCE BY LENDER. If any Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of each Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of the highest Default Rate then in effect or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, each Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

                         ARTICLE VII: EVENTS OF DEFAULT

      SECTION 7.01. EVENTS OF DEFAULT. Each of the following events or occurrences shall constitute an "Event of Default":

            (a) Borrower shall default in the payment of any Obligation when due and such failure continues for 10 calendar days;

            (b) Any representation or warranty of Borrower made in any Loan Document or any other writing or certificate furnished by or on behalf of Borrower pursuant to any Loan Document is or shall be incorrect when made in any material respect;

            (c) Borrower shall fail to perform any of its obligations under
      Section 6.01(c), 6.01(f), 6.01(i), 6.01(j) or 6.02(a);

            (d) Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items set forth elsewhere in this Section 7.01), and such default shall continue unremedied for a period of 30 days after Borrower has actual knowledge thereof or has received notice by Lender thereof;

            (e) The occurrence of an event of default or a breach or default, after the passage of all applicable notice and cure or grace periods provided therefor, under any other Loan Document or any other agreement between or among Borrower, any Guarantor or any of their Subsidiaries and Lender or any of its Affiliates;

            (f) The occurrence of a default or an event of default (however defined) under any instrument, agreement or other document evidencing or relating to, and the acceleration of, any indebtedness or other monetary obligation of Borrower, any Guarantor or any of their Subsidiaries having a principal amount, individually or in the aggregate, in excess of $3,000,000;

            (g) Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $3,000,000 shall be rendered against Borrower, any Guarantor or any of their Subsidiaries;

            (h) The occurrence of any Change in Control;

            (i) Borrower, any Guarantor or any of their Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower, any Guarantor or any of their Subsidiaries shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower, any Guarantor or any of their Subsidiaries; Borrower, any Guarantor or any of their Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower , any Guarantor or any of their Subsidiaries; or any Individual Guarantor shall become disabled or die;

            (j) Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower; Borrower, any Guarantor, any of their Subsidiaries or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or any Lien granted thereunder; or any Lien securing (or required to secure) any Obligation shall, in whole or in part, cease to be a first priority perfected Lien subject only to Permitted Liens;

            (k) The occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower or any Guarantor or any of their Subsidiaries in an aggregate exceeding $3,000,000; or

            (l) The occurrence of a material adverse change in the business, assets or financial condition of Borrower or any of their Subsidiaries or any Guarantor.

      SECTION 7.02. REMEDIES.

            (a) Following the occurrence of an Event of Default described in subsection (i) of Section 7.01, all of the outstanding principal amount of the Loans and other Obligations shall be due and payable and the Commitment (if not theretofore terminated) shall terminate, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and, as the case may be, the Commitment shall terminate.

            (b) Following the occurrence of any Event of Default and subject to subsection (a) of this Section, Lender may exercise, at its option, concurrently, successively or in any combination, all rights and remedies of a secured party in, to and against the Collateral granted by the UCC or otherwise available at law or in equity, including, without limitation:

                  (i) by notice to Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and/or, as the case may be, the Commitment shall terminate;

                  (ii) recover all fees and expenses (including, without
            limitation, reasonable attorneys' fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder.

                  (iii) take immediate and exclusive possession of the
            Collateral, which constitutes personal property, or any part thereof, with or without any court order or other process of law and enter the premises where such Collateral is located and remove the same therefrom, or require Borrower to assemble and package such Collateral and make it available to Lender for its possession at a place designated by Lender;

                  (iv) sell, lease, sublease, hold or otherwise dispose of all or any part of the Collateral and hold, maintain, preserve and prepare the Collateral for sale until disposed of;

                  (v) act as, and Borrower hereby constitutes and appoints
            Lender, Borrower's true, lawful and irrevocable attorney-in-fact (which appointment is coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Borrower under or with respect to any of the Collateral, and actions taken pursuant to this appointment may be taken either in the name of Borrower or in the name of Lender with the same force and effect as if this appointment had not been made;

                  (vi) sue for specific performance of any Obligation or recover damages for breach thereof; and

                  (vii) exercise any one or more of the remedies available under any Loan Document.

      SECTION 7.03. USE OF PROCEEDS. Any proceeds received by Lender in exercising the rights and remedies specified in Section 7.02 shall be first applied to pay the costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender as a result of an Event of Default. Any proceeds remaining after payment of such costs and expenses shall be applied to the satisfaction of the Obligations as determined by Lender in its sole discretion and, unless Lender accepts the Collateral in full or partial satisfaction of the Obligations, any excess proceeds after satisfaction of all Obligations shall be paid to Borrower.

                     ARTICLE VIII: MISCELLANEOUS PROVISIONS

      SECTION 8.01. WAIVERS, AMENDMENTS. No provision of this Agreement or any of the other Loan Documents shall be deemed waived or amended except by a written instrument setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

      SECTION 8.02. NOTICES. All notices, certificates, requests, demands and other communications provided for hereunder or under any Loan Document shall be in writing and shall be (a) personally delivered or (b) sent by overnight courier of national reputation, and shall be deemed to have been given on (i) the date received if personally delivered and (ii) the next Business Day if sent by overnight courier. All communications shall be addressed to the party to whom notice is being given at its Notice Address.

      If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

      SECTION 8.03. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is invalid, illegal or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

      SECTION 8.04. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "ORIGINAL: 1 of 4" on the execution page thereof shall constitute chattel paper under the UCC.

      SECTION 8.05. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. Borrower hereby agrees that it will, from time to time, execute, acknowledge and deliver or authorize, as applicable, or cause to be executed, acknowledged and delivered or authorized, such further acts, instruments, conveyances, transfers and assurances and take such other actions, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement or the other Loan Documents and any rights of Lender hereunder or thereunder. Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Borrower such additional documents and to take such other action.

      SECTION 8.06. TIME OF THE ESSENCE. Time is of the essence with respect to the performance by Borrower of the Obligations.

      SECTION 8.07. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire agreement between Lender and Borrower. There are no other understandings, agreements, representations or warranties, written or oral, between Lender and Borrower with respect to the subject matter of this Agreement and the other Loan Documents. Upon the execution and delivery of this Agreement and the other Loan Documents, any proposal or loan commitment with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect (except to the extent of the provisions therein concerning any Closing Fee), and the terms and conditions of this Agreement and the other Loan Documents shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposal or loan commitment.

      SECTION 8.08. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      SECTION 8.09. SUCCESSORS AND ASSIGNS; ASSIGNMENTS BY LENDER. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. Lender may assign, in whole or in part, its rights under this Agreement, including, without limitation, in connection with any assignment, participation and/or securitization. Upon any assignment by Lender of its entire right and interest under the Loan Documents, Lender shall automatically be relieved, from and after the date of such assignment, of any liability for the performance of any obligation of Lender therein.

      SECTION 8.10. ASSIGNMENTS, PARTICIPATIONS AND SECURITIZATIONS. Borrower acknowledges and agrees that a material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is that Lender may, at any time, complete an assignment, participation or securitization with respect to any Loan Document or any or all of the servicing rights with respect thereto. In connection with any such assignment, participation or securitization:

            (a) Borrower agrees to cooperate in good faith with Lender, including, without limitation, providing such documents, financial information and other information ("Information") reasonably requested by Lender or any entity involved with respect to such assignment, participation or securitization;

            (b) Borrower consents to Lender's providing the Information, including any other information that Lender may now have or hereafter acquire with respect to Borrower or the Collateral to any entity involved with respect to such assignment, participation or securitization;

            (c) Notwithstanding anything to the contrary in any Loan Document, in the event that Lender assigns a Note, (i) the related Loan shall be deemed a separate loan that includes and incorporates each term and condition in this Agreement and the Loan Documents related thereto, (ii) the term "Obligations" as used herein and in the Loan Documents with respect to any assignee shall mean only the Indebtedness and obligations evidenced by or related to the Notes held by the assignee and (iii) the term Collateral as used herein and in the Loan Documents with respect to such assignee shall mean only the Collateral described on the Collateral Schedules that specifically refer to the Notes held by such assignee.

            (d) If at least one, but not all, of the Loans is subject to an assignment, participation or securitization, Borrower, at Lender's request, shall promptly execute (i) a separate loan agreement with respect to the Loans subject to assignment, participation or securitization which shall be in substantially the same form and substance as this Agreement but shall only apply with respect to Collateral corresponding to such Loans subject to an assignment, participation or securitization and (ii) an amendment to the Loan Documents to delete the Collateral corresponding to the Loans that are subject to assignment, participation or securitization.

      SECTION 8.11. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LENDER AND BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      SECTION 8.12. FORUM SELECTION AND CONSENT TO JURISDICTION. BORROWER AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 8.13. WAIVER OF CERTAIN CLAIMS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.

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        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

                                       21
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       BORROWER:

                                       EXCALIBAR MINERALS INC.

                                       By:    /s/ John R. Dardenne
                                           ------------------------------
                                       Name:  John R. Dardenne
                                       Title: Treasurer

                                       EXCALIBAR MINERALS OF LA., L.L.C.

                                       By:    /s/ John R. Dardenne
                                           ------------------------------
                                       Name:  John R. Dardenne
                                       Title: Treasurer

                                       LENDER:

                                       RBS LOMBARD, INC.

                                       By:    /s/ Richard Petrucci
                                           ------------------------------
                                       Name:  Richard Petrucci
                                       Title: Vice President

                               ORIGINAL: ___ OF 4

                       [EXECUTION PAGE OF LOAN AGREEMENT]